Exhibit 23
KPMG Peat Marwick LLP (letterhead)
Two Central Park Plaza       Telephone 402-348-1450 Telefax
402-348-0152
Suite 1501
Omaha, NE 68102

233 South 13th Street        Telephone 402-476-1216 Telefax
402-476-1944
Suite 1600
Lincoln, NE 68508-2041


                         ACCOUNTANTS' CONSENT
                         --------------------

The Board of Directors
Valmont Industries, Inc.

We consent to incorporation by reference in this Registration Statement (No. 33-21680) on Form S-8 and Registration Statement (No. 2-88663) on Form S-8 of Valmont Industries, Inc. of our reports dated February 16, 1996 relating to the consolidated balance sheets of Valmont Industries, Inc. and subsidiaries as of December 30, 1995 and December 31, 1994, and the related consolidated statements of operations, shareholders' equity and cash flows and all related consolidated financial schedules for each of the years in the three-year period ended December 30, 1995 which report appears in or is incorporated by reference in the December 30, 1995 Annual Report on Form 10-K of Valmont Industries, Inc.

Our report refers to the Company's adoption of Financial
Accounting Standards No. 109, Accounting for Income Taxes, in fiscal 1993.

                                                  KPMG PEAT
MARWICK LLP
                                                                     65



Omaha, Nebraska
March 22, 1996